EXHIBIT (b)(9)
Farmers New World Life Insurance Company
Legal Department 3003 77th Avenue S.E. Mercer Island, Washington 98040

April 25, 2014	Garrett B. Paddor VP, General Counsel & Corporate Secretary Direct: 206/275-8152 Main: 206/275-8140 Fax: 206/275-8144

Board of Directors

Farmers New World Life Insurance Company

Farmers Variable Annuity Separate Account A

3003 – 77th Avenue, S.E.

Mercer Island, Washington 98040

Ladies and Gentlemen:

1.	In my capacity as Vice President, General Counsel & Corporate Secretary of Farmers New World Life Insurance Company (“Farmers”), I have participated in the preparation and review of this Post-Effective Amendment No. 19 to the Registration Statement on Form N-4 (File No. 333-85183) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of individual flexible premium variable annuity contract (the “Contract”) to be issued with respect to Farmers Variable Annuity Separate Account A (the “Account”). The Account was established on April 6, 1999, by the Board of Directors of Farmers as a separate account for assets applicable to the Contracts, pursuant to the provisions of Section 48.18A.020 of the Washington Insurance Laws.

2.	The Account is a separate account of Farmers validly existing pursuant to Washington law and the regulations issued hereunder.

3.	The Contracts, when issued as contemplated by the Registration Statement, will be legal and binding obligations of Farmers in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examine such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption “Legal Matters” in the Statement of Additional Information constituting part of this Registration Statement.

Sincerely,

/s/ Garrett B. Paddor

Garrett B. Paddor

Vice President, General Counsel & Corporate Secretary

Farmers New World Life Insurance Company